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                                                                   EXHIBIT 10.77

                           Doral Mortgage Corporation


                                  July 22, 1998


Mr. Edison Velez
650 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

         Re: Employment Agreement dated as of December 31, 1996 between Doral Mortgage Corporation and Edison Velez (the "Employment Agreement")

Dear Mr. Velez:

         This letter agreement serves to amend the terms of the above-referenced Employment Agreement as follows:

         (1) Section 3(b)(i) of the Employment Agreement is amended to read in its entirety as follows:

                  "(b)(i) During the term of this Agreement, you shall also be entitled to receive an annual incentive bonus equal to the lesser of (x) $300,000 and (y) 3% of the net income of DMC over and above $300,000 derived from its Mortgage Banking Activities (as hereinafter defined)

         (2) Except as expressly provided herein, the terms of the Employment Agreement shall remain in full force and effect.

         Please evidence your agreement and acceptance of the foregoing amendment by signing this letter in the space indicated below.

                               Very truly yours,

                               /s/ Salomon Levis

                               Salomon Levis
                               Chairman of the Board


AGREED AND ACCEPTED, as the date
first above set forth:



/s/ Edison Velez
---------------------------------
Edison Velez